300+ Series IRA Enrollment Form

To start a 300+ Series IRA for contributions, rollovers or transfers.

AXA EQUITABLE

Available through AXA Equitable Life Insurance Company

TOLL-FREE # 1-800-248-2138

CORRESPONDENCE	FOR OVERNIGHT & CERTIFIED MAIL	CONTRIBUTIONS
AXA Equitable's 300+ Series	AXA Equitable's 300+ Series	AXA Equitable's 300+ Series
Box 2468, G.P.O.	500 Plaza Drive, 7th Floor	P.O. Box 1599
New York, NY 10116	Secaucus, NJ 07094	Newark, NJ 07101-9764

1. Information About You

Mr. Mrs. Miss Ms. Other: ____________________ Male Female

Name: ______________________________ Social Security Number: ______________________________

Date of Birth: ______________________________

Street Address: ______________________________

City: ______________________________ State: __________ Zip Code: ____________________

This is my Home Address Business Address State of Residence: ______________________________

Home Telephone: ( )______________________________ Business Telephone: ( )______________________________

Association Affiliation: Name of Association ______________________________

Member Spouse of Association Member or Employee Employee of Association Affiliated Practice

2. IRA Type

I am opening up a new 300+ Series IRA to make (check one)

- Contributory IRA (regular IRA contributions)
- Rollover IRA contributions (Complete the IRA Rollover Form)
- Contributory ROTH IRA contributions
- Conversion ROTH IRA contributions
- Rollover ROTH IRA contributions
- SEP-IRA or SIMPLE IRA contributions (Insert Employer information below)

Beneficiary Continuation Option (BCO)

If you are enrolling in a SIMPLE or SEP IRA, please attach a check made payable to AXA Equitable for the one-time nonrefundable $25 enrollment fee.

______________________________ ______________________________

Name of Employer Employer's TAX ID Number

3. Beneficiary Designation

I hereby agree to the Beneficiary Statement below.

I do not agree to the Beneficiary Statement below and have attached a designation or change of beneficiary form.

If you do not agree to the Beneficiary Statement, but have not filed a designation or change of beneficiary form, or the form is not valid, the Beneficiary Statement below will apply in the event of death.

BENEFICIARY STATEMENT

Unless a beneficiary designation is in effect at the time an amount becomes payable, any amount which becomes payable to my beneficiary shall be payable to the first surviving class of the following: (1) widow or widower; (2) surviving children; (3) the executors or administrators of the person upon whose death the payment becomes due

4. Investment Allocation of Future Contributions

FUND	WHOLE PERCENTAGE
Principal Protection:	
One Year Guaranteed Rate Account	________%
Three Year Guaranteed Rate Account	________%
Money Market:	
EQ/Money Market	________%
Domestic Bonds:	
Multimanager High Yield	________%
EQ/Intermediate Govt. Bond Index	________%
Balanced/Hybrid:	
AXA Moderate Allocation	________%
Large Company Stocks:	
Multimanager Technology	________%
EQ/Large Cap Value PLUS	________%
EQ/AllianceBernstein Common Stock	________%
EQ/Capital Guardian Research	________%
EQ/Equity 500 Index	________%
EQ/Large Cap Growth PLUS	________%
Multimanager Aggressive Equity	________%
Small/Mid Company Stocks:	
Multimanager Small Cap Value	________%
International Stocks:	
EQ/AllianceBernstein International	________%
EQ/BlackRock International Value	________%
	=100%

5. Guaranteed Rate Account Maturity Options Election

FUND	WHOLE PERCENTAGE
Principal Protection:	
One Year Guaranteed Rate Account	________%
Three Year Guaranteed Rate Account	________%
Money Market:	
EQ/Money Market	________%
Domestic Bonds:	
Multimanager High Yield	________%
EQ/Intermediate Govt. Bond Index	________%
Balanced/Hybrid:	
AXA Moderate Allocation	________%
Large Company Stocks:	
Multimanager Technology	________%
EQ/Large Cap Value PLUS	________%
EQ/AllianceBernstein Common Stock	________%
EQ/Capital Guardian Research	________%
EQ/Equity 500 Index	________%
EQ/Large Cap Growth PLUS	________%
Multimanager Aggressive Equity	________%
Small/Mid Company Stocks:	
Multimanager Small Cap Value	________%
International Stocks:	
EQ/AllianceBernstien International	________%
EQ/Black Rock International Value	________%
	=100%

6. Authorization

I hereby authorize AXA Equitable Life Insurance Company to issue an IRA Certificate/Contract in accordance with the instructions given above. I have been furnished with a copy of the IRA Prospectus (and any supplement to the IRA Prospectus), and I am familiar with its provisions. I understand the investment objectives of the investment options I have chosen, and have determined that the IRA is a suitable investment based upon my investment needs and financial situation. Further, I understand that any separate account investment fund unit values may increase or decrease and are not guaranteed as to dollar amount (unlike the Guaranteed Rate Account).

Signature ______________________________ Date ______________________________

Instructions for 4 and 5

The percentages in PART IV determine how future contributions (including rollovers) will be invested. If you do not complete PART IV of this form and there is no election on file when a contribution is received, those amounts will be invested in the Money Market. "Future" contributions are those contributions received by us on and after the date we receive this form.

You can change your allocation for future contributions by completing a change of investment allocation form, or by using AIMS. If you are rolling over/transferring assets into this account, you can specify investment instructions for that contribution on the Transfer Form or Rollover Form. The percentages in PART V determine how the amounts in any Guaranteed Rate Account (GRA) will be invested upon maturity. If you do not complete PART V and there is no election on file when a GRA matures, those amounts will be invested in the current GRA of the same maturity